                                                                  EXHIBIT 10.40
--------------------------------------------------------------------------------



                          SECURITIES PURCHASE AGREEMENT

                                      among


                            EMPIRE OF CAROLINA, INC.


                               HPA ASSOCIATES, LLC


                                       and


                               EMP ASSOCIATES LLC




                          ----------------------------

                             Dated as of May 5, 1997

                          ----------------------------





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                      Page

ARTICLE 1

         DEFINITIONS.....................................................................................1
         1.1  Definitions................................................................................1
         1.2  Accounting Terms; Financial Statements.....................................................6
         1.3      Knowledge of the Company...............................................................6

ARTICLE 2

         PURCHASE AND SALE OF NOTES, WARRANTS
                 AND SERIES A PREFERRED STOCK     .......................................................6
         2.1  Purchase and Sale of Notes and Warrants....................................................6
                  2.1.1             Purchase and Sale of Notes...........................................6
                  2.1.2             Purchase and Sale of Warrants........................................7
         2.2      Purchase and Sale of Series A Preferred Stock..........................................7
                  2.2.1             Permanent Financing..................................................7
                  2.2.2             Additional Financing.................................................8

ARTICLE 3

         CONDITIONS TO THE OBLIGATION
           OF THE PURCHASERS TO CLOSE ...................................................................9
         3.1      Conditions to All Closings.............................................................9
                  3.1.1             Representations and Warranties.......................................9
                  3.1.2             Company Officers' Certificate........................................9
         3.2      Conditions to Closing on Permanent Financing...........................................9
         3.3      Conditions to Closing on Purchase and Sale of Securities...............................9
                  3.3.1             Restructuring Plan...................................................9
                  3.3.2             Conversion of Senior Notes..........................................10
                  3.3.3             Restructuring of Buddy L Shareholders' Rights.......................10
                  3.3.4             Board of Directors..................................................10
         3.4      Conditions to Closing on Permanent Financing..........................................10
                  3.4.1             Consummation of Transactions........................................10
                  3.4.2             Restructuring of the Senior Loan....................................10
         3.5      Certificates..........................................................................11

ARTICLE 4

         CONDITIONS TO THE OBLIGATION
            OF THE COMPANY TO CLOSE    .................................................................11

4.1      Representations and Warranties True............................................................11




ARTICLE 5

         REPRESENTATIONS AND
         WARRANTIES OF THE COMPANY......................................................................11
         5.1      Corporate Existence and Power.........................................................11
         5.2      Corporate Authorization; No Contravention.............................................12
         5.3      Governmental Authorization; Third Party Consents......................................12
         5.4      Binding Effect........................................................................12



         5.5      No Legal Bar..........................................................................12
         5.6  Litigation................................................................................12
         5.7  Compliance with Laws......................................................................13
         5.8  No Default or Breach......................................................................13
         5.9  Title to Properties.......................................................................13
         5.10  Taxes....................................................................................13
         5.11  Financial Condition......................................................................13
         5.12  No Material Adverse Change...............................................................14
         5.13  Commission Documents.....................................................................14
         5.14      Disclosure...........................................................................14
         5.15  Environmental Matters....................................................................14
         5.16  Subsidiaries.............................................................................15
         5.17  Capitalization...........................................................................15
         5.18  Broker's, Finder's or Similar Fees.......................................................16
         5.19  Labor Relations..........................................................................16
         5.20  Patents, Trademarks, Etc.................................................................16
         5.21  Other Documents..........................................................................17

ARTICLE 6

         REPRESENTATIONS AND
         WARRANTIES OF THE PURCHASERS...................................................................17
         6.1  Authorization; No Contravention...........................................................17
         6.2  Binding Effect............................................................................17
         6.3  No Legal Bar..............................................................................17
         6.4  Purchase for Own Account..................................................................18
         6.5  Broker's, Finder's or Similar Fees........................................................18
         6.6  Governmental Authorization; Third Party Consent...........................................18




INDEMNIFICATION.........................................................................................19
         7.1  Indemnification...........................................................................19
                  7.1.1             Indemnification by the Company......................................19
                  7.1.2             Indemnification by HPA and EMP......................................20
         7.2  Notification..............................................................................20


ARTICLE 8

         AFFIRMATIVE COVENANTS..........................................................................21
         8.1      Financial Statements and Other Information............................................21
         8.2      Notices...............................................................................22
         8.3      Inspection............................................................................23
         8.4      Use of Proceeds.......................................................................23
         8.5      Amendment to Certificate of Incorporation and Shareholders Agreement
                   .....................................................................................23

ARTICLE 9

         NEGATIVE COVENANTS.............................................................................23
         9.1  Consolidations and Mergers................................................................23
         9.2  No Inconsistent Agreements................................................................23



ARTICLE 10

         OPTIONAL PREPAYMENT; PRO RATA TREATMENT........................................................24

ARTICLE 11

         MISCELLANEOUS..................................................................................24
         11.1  Survival of Representations and Warranties...............................................24
         11.2  Notices..................................................................................24
         11.3  Successors and Assigns...................................................................26
         11.4      Amendment and Waiver.................................................................26
         11.5  Counterparts.............................................................................27
         11.6  Headings.................................................................................27
         11.7  Determinations, Requests or Consents.....................................................27
         11.8  GOVERNING LAW............................................................................27
         11.9  JURISDICTION.............................................................................27
         11.10  Severability............................................................................27


         11.11  Rules of Construction...................................................................28
         11.12  Entire Agreement........................................................................28
         11.13  Publicity...............................................................................28
         11.14  Further Assurances......................................................................28



EXHIBITS

A                          Form of Note
B                          Form of Warrant



SCHEDULES



APPENDICES

I                          Terms of Series A Preferred Stock
II                         Terms of Series C Preferred Stock



                          SECURITIES PURCHASE AGREEMENT


                  AGREEMENT, dated May 5, 1997, among EMPIRE OF CAROLINA, INC., a Delaware corporation (the "COMPANY"), HPA ASSOCIATES, LLC, a Delaware limited liability company ("HPA"), and EMP ASSOCIATES LLC, a Delaware limited liability company ("EMP").

                  HPA and EMP wish to purchase, or to arrange for the purchase, from the Company, and the Company wishes to issue and sell, on, and subject to the terms hereof, (a) Promissory Notes due February 5, 1998 in the aggregate principal amount of $5,000,000 (together with all notes issued in connection with the substitution, replacement or transfer thereof, the "NOTES"), and (b) 5 million warrants (the "WARRANTS") to purchase shares of Common Stock of the Company (the "WARRANT SHARES").

                  In addition, HPA and EMP wish to purchase, or arrange for purchase, from the Company, and the Company wishes to issue and sell shares of its Series A Preferred Stock, par value $.01 per share and a face value per share to be determined (the "SERIES A PREFERRED STOCK"), in an aggregate amount of up to $16,000,000 but not less than $11,000,000.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Additional Financing" has the meaning assigned to that term in Section 2.2.

                  "Additional Financing Closing Date" means the date of the closing on the Additional Financing.

                  "Additional Financing Final Date" means the date which is 45 days from the Closing Date if the request set forth in Section 2.2.2.1 was received by the

Permanent Financing Stock Purchasers within 15 days from the Closing Date, or 30 days from the receipt of the request set forth in Section 2.2.2.1 if such request was received more than 15 days after the Closing Date.


                  "Additional Preferred Stock Purchaser" has the meaning assigned to that term in Section 2.2.2.1.

                  "Additional Warrants" has the meaning assigned to that term in
Section 2.2.

                  "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of March 3, 1995, among the Company, Buddy L, Inc. and Buddy L (Hong
Kong) Limited.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.


                  "Cash" shall mean currency of the United States of America.

                  "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, dated June 23, 1995, as amended and as in effect on the Closing Date.

                  "Closing Date" means May 6, 1996.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" means the shares of Common Stock, par value $.10 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.


                  "Condition of the Company" means the assets, business, properties, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

                  "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound. "Contractual Obligations" with respect to the Company and its Subsidiaries includes the Senior Loan Agreement and the Parent Guarantee.

                  "Empire Industries" means Empire Industries, Inc., a North Carolina corporation and Subsidiary of the Company.

                  "Environmental Laws" means any federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.1251 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.), as such laws have been, or are, amended, modified or supplemented heretofore or from time to time hereafter and any analogous future federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

                  "Event of Default" shall mean an event of default under the Notes.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Exchange Act Filings" means the Company's filings under the Securities Act and the Exchange Act for the three years prior to the date hereof.

                  "GAAP" means generally accepted accounting principles in effect from time to time.

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Hazardous Materials" means those substances which are regulated by or form the basis of liability under any Environmental Laws.

                  "Intercreditor Agreement" means that certain agreement between HPA, EMP and WPG Corporate Development Associates IV, L.P. and all other holders of interests in the Senior Notes on the other hand, relating to the sharing of certain benefits pursuant to a guarantee given by Empire Industries pursuant to the Senior Notes.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

                  "Notes" has the meaning assigned to that term in the second paragraph of this Agreement, in the form set forth as Exhibit A hereto.

                  "Note Purchaser" has the meaning assigned to that term in
Section 2.1.

                  "Parent Guarantee" means the guarantee by the Company of the obligations of Empire Industries under the Senior Loan Agreement.

                  "Permanent Financing" has the meaning assigned to that term in
Section 2.2.

                  "Permanent Financing Closing Date" means the date of the closing on the Permanent Financing as provided in Section 2.2.1.2.

                  "Permanent Financing Final Date" means the date which is 30 days from the Closing Date.

                  "Permanent Financing Stock Purchaser" has the meaning assigned to that term in Section 2.2.1.1.

                  "Person" means any individual, firm, corporation, company, part nership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.


                  "Purchasers" means the Note Purchasers, the Permanent Financing Stock Purchasers and the Additional Preferred Stock Purchasers, collectively or individually as the case may be.

                  "Requirements of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "Securities" means, collectively, the Notes and the Warrants.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Senior Lenders" means BT Commercial Corporation, LaSalle National Bank and other related lenders that are parties to the Senior Loan Agreement.

                  "Senior Loan Agreement" means the Loan and Security Agreement, dated as of May 29, 1996, between the Senior Lenders and Empire Industries as borrower, as guaranteed by the Company, as the same may be amended, supplemented or modified in accordance with the terms thereof.

                  "Senior Notes" means the 9% Convertible Debentures of the Company due December 22, 1999.

                  "Series A Preferred Stock" means the Series A Preferred Stock of the Company to be issued with the terms set forth in Appendix I.

                  "Series C Preferred Stock" means the Series C Preferred Stock of the Company to be issued with the terms set forth in Appendix II.

                  "Shareholders Agreement" means the Shareholders Agreement, dated as of December 22, 1994, among WPG Corporate Development Associates IV, L.P., WPG Corporate Development Associates IV (Overseas), Ltd., Steven E. Geller, Neil Saul, Marvin Smollar, Champ Enterprises Limited Partnership and the Persons named therein, as amended by Amendment No. 1 to Shareholders Agreement, dated as of April 10, 1995 and by Amendment No. 2 to Shareholders Agreement, dated as of June 29, 1995.

                  "Subsidiary" means, with respect to any Person, an operating corporation or other operating entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Transaction Documents" means collectively, this Agreement, the Notes, the Warrants, the Series A Preferred Stock, the Certificate of Incorporation and the by-laws of the Company as in effect on the Closing Date.

                  "Warrants" has the meaning ascribed to such term in the second paragraph of this Agreement, in the form set forth on Exhibit B hereto.

                  "Warrant Shares" has the meaning ascribed to such term in the second paragraph of this Agreement.

                  1.2 Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions of or are otherwise required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial cove nants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.

                  1.3 Knowledge of the Company. All references to the knowledge of the Company or to facts known by the Company shall mean actual knowledge or notice of the Chief Executive Officer or Chief Financial Officer of the Company or any President or Vice-President of the Company.


                                    ARTICLE 2

                      PURCHASE AND SALE OF NOTES, WARRANTS
                          AND SERIES A PREFERRED STOCK

                  2.1 Purchase and Sale of Notes and Warrants. On the Closing
Date:

                      2.1.1 Purchase and Sale of Notes. The Company shall issue to HPA and EMP (together, the "NOTE PURCHASERS"), and the Note Purchasers shall acquire from the Company, the Notes substantially in the form attached hereto as Exhibit A, appropriately completed in conformity herewith. The purchase price of the Notes, to be divided in the amounts specified next to the signatures of the Note Purchasers, shall be $5,000,000.

                      2.1.2 Purchase and Sale of Warrants. The Company shall issue to the Note Purchasers, and the Note Purchasers shall acquire from the Company, 5,000,000 Warrants substantially in the form attached hereto as Exhibit B, appropriately completed in conformity herewith, and in such proportions as specified beside the appropriate Note Purchaser's name on the signature page hereto. Each Warrant shall entitle its holder to purchase 1 share of Common Stock, subject to adjustment as provided therein.

                  2.2 Purchase and Sale of Series A Preferred Stock.

                      2.2.1 Permanent Financing.

                            2.2.1.1 Subject to the terms and conditions herein
set forth, on the Permanent Financing Closing Date, the Company shall issue to HPA and such other persons as may agree to acquire (the "PERMANENT FINANCING STOCK PURCHASERS"), and the Permanent Financing Stock Purchasers shall acquire from the Company, shares of Series A Preferred Stock, appropriately completed in conformity herewith, in an aggregate amount of $11,000,000 (the "PERMANENT FINANCING"). The Permanent Financing Stock Purchasers shall include Persons who wish to acquire Series A Preferred Stock upon the conversion of Notes in accordance with the terms thereof unless the Company has exercised the Additional Financing Option set forth in Section 2.2.2.1 prior to the Permanent Financing Final Date, in which case the Notes shall not be convertible on the Permanent Financing Closing Date.

                            2.2.1.2 The Closing on the Permanent Financing,
which shall be held no later than on the Permanent Financing Final Date, shall take place on the Permanent Financing Closing Date at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, at 10:00 a.m. New York time, or on such date or other place and time as the Permanent Financing Stock Purchasers and the Company shall agree.


                            2.2.1.3 If Permanent Financing Stock Purchasers are
not ready, willing and able to close in the required amount on the Permanent Financing on the Permanent Financing Final Date, and the conditions set forth in
Article 3 have been met, (i) the Note Purchasers shall automatically be obligated to return to the Company, and the Company shall cancel, all Warrants issued under this Agreement to the Note Purchasers or transferees without any compensation to the Note Purchasers or transferees for their loss, (ii) Charles
S. Holmes and the HPA designee shall resign from the Board of Directors and the Company shall no longer be obligated to designate Charles S. Holmes and any designee of HPA to be a member of its Board of Directors and (iii) all further obligations of the parties hereunder (other than under Articles 7, 9, 10 and 11 and Sections 8.1 and 8.2) shall terminate, except as provided in the Notes.

                                                                               9
                      2.2.2 Additional Financing.

                            2.2.2.1 Subject to the terms and conditions herein
set forth, if requested by a majority vote of the Board of Directors of the Company (with Charles S. Holmes and the HPA designee on the Board of Directors not participating in such vote), within 180 days from the Closing Date, on the Additional Financing Closing Date, the Company shall issue to HPA and such other persons who may agree to acquire (the "ADDITIONAL PREFERRED STOCK PURCHASERS"), and the Additional Preferred Stock Purchasers shall acquire from the Company, an additional aggregate amount of up to $5,000,000 of Series A Preferred Stock (the "ADDITIONAL FINANCING"), and the Company shall issue, pro rata in relation to the proportion of $5,000,000 of Series A Preferred Stock that is purchased in the Additional Financing, to such Person or Persons as may be specified by HPA (including HPA itself), an additional 2,500,000 Warrants (the "ADDITIONAL WARRANTS").

                            2.2.2.2 If, on the Additional Financing Final Date,
sufficient Additional Preferred Stock Purchasers are ready, willing and able to close on the Additional Financing, but the Company fails to close on such Additional Financing on the Additional Financing Final Date despite such potential Additional Preferred Stock Purchasers' readiness to do so, the Company shall issue to such Persons as HPA may designate (including HPA itself) the Additional Warrants, promptly after the Additional Financing Final Date.

                            2.2.2.3 If the Company requests Additional Financing
in accordance with Section 2.2.2.1 and sufficient Additional Preferred Stock Purchasers (including Persons converting Notes) are not ready, willing and able to close on the full amount of Additional Financing on the Additional Financing Final Date, (i) the Company shall issue such amount of Series A Preferred Stock, either by separate purchase or upon conversion of Notes, as may be requested by those Additional Preferred Stock Purchasers who do wish to purchase Series A Preferred Stock in the Additional Financing, together with the appropriate pro rata portion of the Additional Warrants (as specified by HPA), (ii) the parties shall have no further obligation to one another under this Agreement with regard to the provision of financing and the issuance of additional securities, but
(iii) the obligations of the parties pursuant to Articles 7 through 11 shall continue and, if such request was made prior to the Permanent Financing Final Date, the Notes (except to the extent converted) shall remain outstanding in accordance with their terms.

                                    ARTICLE 3

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE

                  The obligation of the Purchasers to purchase the Securities or the Series A Preferred Stock, as the case may be, to pay the purchase price therefor at the Closing Date, the Permanent Financing Closing Date and the Additional Financing Closing Date, as the case may be, and to perform any obligations thereunder shall be subject to the satisfaction as determined by, or waived by, HPA of the following conditions on or before the Closing Date, the Permanent Financing Closing Date or the Additional Financing Closing Date, as the case may be:

                  3.1 Conditions to All Closings. The following shall be conditions to all closings:

                      3.1.1 Representations and Warranties. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct in all material respects at and as of the applicable closing date, as if made at and as of such date.

                      3.1.2 Company Officers' Certificate. On the Closing Date, the Permanent Financing Closing Date or the Additional Financing Closing Date, as the case may be, HPA shall have received a certificate, dated such date, from
(i) the President, any Vice-President, the Chairman, any Vice-Chairman or the Chief Executive Officer and (ii) the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, in form and substance reasonably satisfactory to the Purchasers that the applicable conditions set forth under this Article 3 have been satisfied and setting forth such other matters as counsel to HPA may reasonably request.

                  3.2 Conditions to Closing on Permanent Financing. The following shall be conditions to the closing of the Permanent Financing and the Additional Financing:

                      (a) No Event of Default shall have occurred under the Notes.

                      (b) The Company shall have performed and complied with all material obligations imposed upon it pursuant hereto.

                  3.3 Conditions to Closing on Purchase and Sale of Securities. The following shall be conditions to the closing of the sale of the Securities on the Closing Date:

                      3.3.1 Restructuring Plan. By the Closing Date, the Board of Directors of the Company shall have accepted a general plan to reduce costs or expenses by approximately $8 million and, after the Closing Date, expenditures shall be approved by a committee made up of Charles S. Holmes and Steven Geller.

                      3.3.2 Conversion of Senior Notes. On the Closing Date, holders in the required majority of Senior Notes shall have agreed to the replacement of all the outstanding Senior Notes by newly issued non-voting Class C Convertible Preferred Stock of the Company (the "SERIES C PREFERRED STOCK") that will rank PARI PASSU with the Series A Preferred Stock in exchange for all rights and claims (including without limitation, claims for accrued interest, fees, expenses and payments) under the Senior Notes.

                      3.3.3 Restructuring of Buddy L Shareholders' Rights. On the Closing Date, the Seller (as defined in the Asset Purchase Agreement) or their successors and assigns under the Asset Purchase Agreement shall have agreed to waive their rights under the earn-out and price protection provisions of the Asset Purchase Agreement in exchange for (i) $100,000 in cash, (ii) 250,000 shares of Common Stock, (iii) a promissory note issued by Empire Industries and fully and unconditionally guaranteed by the Company, in the principal amount of $2.5 million, bearing simple interest (payable quarterly) at 9% and payable, as to principal, in the amount of $625,000 on the first, second, third and fourth anniversary of the Closing Date, (iv) registration rights relating to the 250,000 shares of Common Stock issued under (ii) above under which the Company shall, at its own expense, cause to be effective within 180 days from the Closing Date and maintain for two years following the issuance of such shares, an evergreen shelf-registration statement for such shares and (v) the execution and delivery of mutually acceptable releases by the Company, Empire Industries and such Seller.

                      3.3.4 Board of Directors. By the Closing Date, WPG Corporate Development Associates IV, L.P. shall have exercised its rights under the Shareholders' Agreement to appoint directors to the Board of Directors of the Company upon the occurrence of a Grade I Management Event (as defined in the Shareholders' Agreement), and by the date the bridge loan is funded, Steven Geller, Steven Hutchinson, Eugene Matalene, Charles S. Holmes and a designee of HPA who will act as independent director shall have been appointed to the Board of Directors of the Company.

                  3.4 Conditions to Closing on Permanent Financing. The following shall be conditions to the closing of the Permanent Financing:

                      3.4.1 Consummation of Transactions. The transactions contemplated by Sections 3.3.2 and 3.3.3 shall have been consummated.

                      3.4.2 Restructuring of the Senior Loan. On the Permanent Financing Closing Date, the Senior Loan Agreement and related agreements with the Senior Lenders shall have been amended or replaced by loan arrangements with other parties with terms substantially equivalent to those currently in effect with the Senior Lenders, to:

                            3.4.2.1 provide that the current portion of the
outstanding term loan will not be due until a year and a day following the Closing Date;

                            3.4.2.2 waive all existing defaults and events of
default;

                            3.4.2.3 provide that the maximum amount of the loan
facility available under the Senior Loan Agreement is $75 million; and

                            3.4.2.4 revise the covenants to the Purchasers'
reasonable satisfaction to avoid the occurrence of any early default.

                  3.5 Certificates. Each party shall provide such certificates and other documents as may be reasonably requested by counsel to the other party.

                                    ARTICLE 4

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

                  The obligations of the Company to issue and sell the Securities or Series A Preferred Stock, as the case may be, and to perform its other obligations thereunder shall be subject to the satisfaction as determined by, or waived by, the Company of the following conditions on or before the Closing Date, the Permanent Financing Closing Date or the Additional Financing Closing Date, as the case may be:

                  4.1 Representations and Warranties True. The representations and warranties of the Purchasers contained in Article 6 hereof shall be true and correct in all material respects at and as of the Closing Date, the Permanent Financing Closing Date of the Additional Financing Closing Date, as the case may be, as if made at and as of such date.


                                    ARTICLE 5

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchasers, after giving effect to the transactions contemplated by this Agreement and except as disclosed in the Exchange Act Filings, as follows:

                  5.1 Corporate Existence and Power. The Company and each of its
Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company; and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party and to borrow hereunder.

                  5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities: (a) has been duly authorized by all necessary corporate action; (b) does not contravene the terms of the Company's Certificate of Incorporation or by-laws, or any amendment of either thereof; and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any of its Subsidiaries, or any Requirement of Law or rule or regulation of the American Stock Exchange applicable to the Company or any of its Subsidiaries; except where the violations referred to in (b) and (c) above would not have a material adverse effect on the Condition of the Company or the ability of the Company and its Subsidiaries to perform their obligations under the Transaction Documents.

                  5.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law (including but not limited to the Hart-Scott-Rodino Antitrust Improvement Act), is necessary or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Note and the issuance of the Warrant Shares) by, or enforcement against, the Company or any of its Subsidiaries, as the case may be, of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

                  5.4 Binding Effect. Each of the Transaction Documents to which it is a party has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

                  5.5 No Legal Bar. All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons, with respect to all Requirements of Law and with respect to those Contractual Obligations of the Company and its Subsidiaries necessary, desirable or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of the Transaction Documents have been obtained and are in full force and effect, except where the failure to comply with the above would not have a material adverse effect on the Condition of the Company or the ability of the Company and its Subsidiaries to perform their obligations under the Transaction Documents.

                  5.6 Litigation. Except as disclosed in Schedule 5.6 hereto, there are no legal actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company or any of its Subsidiaries (a) with respect to the Transaction Documents, or any of the transactions contemplated hereby or thereby, including actions, suits, proceedings, claims or disputes which would prohibit the purchase of the Securities hereunder or would subject the Purchasers to any penalty or other onerous conditions, or (b) which would, if adversely determined, (i) have a material adverse effect on the Condition of the Company or (ii) have a material adverse effect on the ability of the Company or any of its Subsidiaries to perform their obligations under the Transaction Documents. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

                  5.7 Compliance with Laws. The Company and each of its Subsidiaries are in compliance with all Requirements of Law in all material respects.

                  5.8 No Default or Breach. Except for defaults under the Senior Loan Agreement and the Senior Notes, and except for litigation listed in
Schedule 5.6, (i) to the knowledge of the Company, no event has occurred and is continuing which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default and (ii) neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any material respect, which, individually or together with all such defaults, would have a material adverse effect on the Condition of the Company, or which would adversely affect the ability of the Company or any of its Subsidiaries to perform their obligations under the Transaction Documents.

                  5.9 Title to Properties. Except for mechanic Liens disclosed in Schedule 5.9, the Company and each of its Subsidiaries have good record and marketable title in fee simple to, or, hold interests as lessees under leases in full force and effect in, all their real property, except for such defects in title as could not, individually or in the aggregate, have a material adverse effect on the Condition of the Company, or a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents.

                  5.10 Taxes. The Company and each of its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all tax returns which are required to be filed and have paid or caused to be paid all material taxes required to be paid by them and all assessments received by them to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Company and each of its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects, for all tax liabilities applicable to the Company and its Subsidiaries for all fiscal years which have not been audited and reported on by the taxing authorities (or closed by applicable statutes).

                  5.11 Financial Condition. The Company has furnished the Purchasers with true and complete copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996 and December 31, 1995 and the related consolidated statements of operations and cash flows, together with the notes thereto, of the Company and its Subsidiaries for the years ended December 31, 1996 and December 31, 1995 (the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved.

                  5.12 No Material Adverse Change. Subsequent to the date of the Exchange Act Filings, except as publicly disclosed or disclosed to Charles S. Holmes, there has not been any change or any development involving a prospective change, which has affected or may affect materially and adversely the Condition of the Company and its Subsidiaries, taken as a whole.

                  5.13 Commission Documents. The Company has filed all registration statements, proxy statements, reports and other documents required to be filed by it under the Securities Act or the Exchange Act, and all amendments thereto (collectively, the "COMMISSION DOCUMENTS"); and the Company has furnished the Purchasers copies of all such Commission Documents, each as filed with the Commission, as the Purchasers have requested in connection with the transactions contemplated herein. Each Commission Document when filed with the Commission was true and accurate in all material respects and in compliance in all material respects with the requirements of its respective report form.

                  5.14 Disclosure. No statement by the Company contained in any of the Transaction Documents, any Commission Documents or any other documents, certificates, notices or consents (collectively, "DOCUMENTS") delivered to the Purchasers in connection with the purchase and sale of the Securities, taken as a whole, contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.

                  5.15 Environmental Matters. Except as set forth in the Exchange Act Filings:

                      (a) The property, assets and operations of the Company and its Subsidiaries are and have been in material compliance with all applicable Environ mental Laws; there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of the Company or its Subsidiaries including the groundwater except in compliance with applicable Environmental Laws; and to the knowledge of the Company, there have been no material releases or threatened releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of the Company or its Subsidiaries which have not been remediated to the satisfaction of the appropriate Governmental Authorities.

                      (b) None of the property, assets or operations of the Company or its Subsidiaries is the subject of any federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

                      (c) Neither the Company nor its Subsidiaries has received any notice or claim, nor are there pending, or to the knowledge of the Company, threatened or reasonably anticipated, lawsuits or proceedings against any of them, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and neither the Company nor its Subsidiaries is or was the owner or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "National Priorities List" or "CERCLIS List," (ii) has, or to the knowledge of the Company had, any subsurface storage tanks located thereon, or (iii) to the knowledge of the Company, has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum substances stored in the ordinary course of business, a petroleum products storage facility.

                      (d) Neither the Company nor any of its Subsidiaries has any present or contingent liability in connection with the presence either on or off the property or assets of the Company or its Subsidiaries of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, except for any such contingent liability that would not have a material adverse effect on the Condition of the Company.

                  5.16 Subsidiaries. Schedule 5.16 sets forth a complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Each such Subsidiary is directly or indirectly wholly owned by the Company. All of the outstanding shares of capital stock of the Subsidiaries that are corporations are validly issued, fully paid and nonassessable. As of the date hereof, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are owned by the Company or by a wholly owned Subsidiary free and clear of any Liens, claims, charges or encumbrances, except to the extent set forth in the Senior Loan Agreement or the Parent Guarantee, as the case may be. No Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

                  5.17 Capitalization.

                      (a) As of the date hereof, the authorized capital stock of the Company is as set forth in the Exchange Act Filings. All outstanding shares of capital stock of the Company have been duly authorized. All outstanding shares of capital stock of the Company are, and the Warrant Shares when issued will be, validly issued, fully paid and nonassessable. In addition, the Warrant Shares have been duly reserved for issuance.

                      (b) On the Closing Date, except for the agreements set forth herein and as set forth in the Exchange Act Filings and except for options and warrants granted in the ordinary course of business, there will be no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or any of its Subsidiaries or contracts, commitments, agreements, under standings or arrangements of any kind to which the Company is a party relating to the issuance of any capital stock of the Company or any of its Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights.

                  5.18 Broker's, Finder's or Similar Fees. Except as disclosed in Schedule 5.18, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries, or any action taken by any such entity that could give rise to a charge to the Purchasers, and the Company agrees to satisfy any of its obligations, subject to its right to contest any such charges.

                  5.19 Labor Relations. Neither the Company nor any of its Subsidiaries has committed or is engaged in any unfair labor practice. There is
(a) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the knowledge of the Company, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (c) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries.

                  5.20 Patents, Trademarks, Etc. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights (collectively, "RIGHTS") that are material and necessary for the operation of their businesses as presently conducted. To the knowledge of the Company, no Right or product, process, method, substance or other material presently sold by or employed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries contemplates selling or employing, infringes upon the patents, trademarks, service marks, copyrights or licenses that are owned by others. Except as set forth in the Exchange Act Filings, no litigation is pending and no claim has been made against the Company or any of its Subsidiaries or, to the knowledge of the Company, is threatened, contesting the right of the Company or any of its Subsidiaries to sell or use any Right or product, process, method, substance or other material presently sold by or employed by the Company or any of its Subsidiaries. To the knowledge of the Company, no patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which would have a material adverse effect on the Condition of the Company.

                  5.21 Other Documents. The Company has delivered to the Purchasers true, complete and correct copies of the Senior Loan Agreement, the Parent Guarantee, and all other documents requested by the Purchasers in connection with or relating to the sale of the Securities and the transactions contemplated hereby, together with all amendments and modifications thereto. Such documents (including the schedules and exhibits thereto) comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. Each of such documents to which it is a party has been duly authorized by all necessary corporate action on the part of the Company and its Subsidiaries, was validly executed and delivered by the Company and its Subsidiaries and is the legal, valid and binding obligation of the Company and its Subsidiaries and their successors, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability. Each of such documents is in full force and effect, and none of their provisions have been waived by any party thereto.


                                    ARTICLE 6

                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS

                  Each of the Purchasers hereby represents and warrants as follows:

                  6.1 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement: (a) is within the Purchaser's power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of the Purchaser's organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any Contractual Obligation of the Purchaser, or any order or decree directly relating to the Purchaser.

                  6.2 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  6.3 No Legal Bar. The execution, delivery and performance of this Agreement will not violate any Requirement of Law.

                  6.4 Purchase for Own Account. The Notes, the Warrants, the Warrant Shares and the Series A Preferred Stock to be acquired by the Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of its Notes, its Warrants, its Warrant Shares and its Series A Preferred Stock under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of its Notes, its Warrants, its Warrant Shares and its Series A Preferred Stock, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting of a legend on certificates representing all of its Notes, its Warrants, its Warrant Shares and its Series A Preferred Stock to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

                  6.5 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser that will or could give rise to a charge to the Company, and the Purchaser agrees to satisfy any of its obligations, subject to its right to contest any such charges.

                  6.6 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law (including but not limited to the Hart-Scott-Rodino Antitrust Improvement Act), and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement or the transactions contemplated hereby.



                                    ARTICLE 7

                                 INDEMNIFICATION

                  7.1 Indemnification.

                      7.1.1 Indemnification by the Company. In addition to all other sums due hereunder or provided for in this Agreement, the Company shall indemnify and hold harmless the Purchasers and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, a "COMPANY INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, dis bursements and other charges of counsel) or other liabilities (collectively, the "COMPANY LIABILITIES") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, the Certificate of Incorporation or the Notes, including without limitation, the failure to make payment when due of amounts owing pursuant to the Notes on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including actions brought by the Purchasers, the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated thereby, or any Company Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that the Company shall not be liable under this Sec tion 7.1.1 to a Company Indemnified Party: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (b) to the extent that such Company Liabilities resulted primarily from the willful misconduct or gross negligence of such Company Indemnified Party or (c) to the extent that such Company Liabilities resulted primarily from the breach by such Company Indemnified Party of any representation, warranty, covenant or other agreement of such Company Indemnified Party contained in this Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Company Liabilities which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company also shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Company Indemnified Party for all such reasonable expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Company Indemnified Party; provided, however, that if a Company Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent that the Company Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Company Indemnified Party or (ii) the breach by such Company Indemnified Party of any representation, warranty, covenant or other agreement of such Company Indemnified Party contained in this Agreement or any other Transaction Document.

                      7.1.2 Indemnification by HPA and EMP. HPA and EMP shall, severally and not jointly, indemnify and hold harmless the Company and its officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, a "PURCHASER INDEMNIFIED PARTY" and, together with the Company Indemnified Party, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, the "PURCHASER LIABILITIES" and, together with the Company Liabilities, the "LIABILITIES") resulting from or arising out of any breach of any representation or warranty of HPA or EMP set forth in Article 6 of this Agreement, including without limitation, any legal, administrative or other actions (including actions brought by the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of any breach of such representations and warranties or the affect thereof on the Purchaser Indemnified Parties, the Transaction Documents or the transactions contemplated thereby; provided, however, that HPA and EMP shall not be liable under this
Section 7.1.2 to a Purchaser Indemnified Party: (a) for any amount paid in settlement of claims without HPA's or EMP's (as applicable) consent (which consent shall not be unreasonably withheld), (b) to the extent that such Purchaser Liabilities resulted primarily from the willful misconduct or gross negligence of such Purchaser Indemnified Party or (c) to the extent that such Purchaser Liabilities resulted primarily from the breach by such Purchaser Indemnified Party of any representation, warranty, covenant or other agreement of such Purchaser Indemnified Party contained in this Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, HPA or EMP (as applicable) shall make the maximum contribution to the payment and satisfaction of such Purchaser Liabilities which shall be permissible under applicable laws. In connection with the obligation of HPA and EMP to indemnify for expenses as set forth above, HPA and EMP shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Purchaser Indemnified Party for all such reasonable expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Purchaser Indemnified Party; provided, however, that if a Purchaser Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent that the Purchaser Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Purchaser Indemnified Party or (ii) the breach by such Purchaser Indemnified Party of any representation, warranty, covenant or other agreement of such Purchaser Indemnified Party contained in this Agreement or any other Transaction Document. The Company shall be entitled to offset any and all amounts to be paid to it by EMP pursuant to this Section 7.1.2 against any and all amounts required to be paid by the

Company to EMP under the outstanding Notes.

                  7.2 Notification. Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company, HPA or EMP, as the case may be (each, an "INDEMNIFYING PARTY") under this Article 7, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or (b) under this
Article 7 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses or other damage. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwith standing the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict that cannot be waived without prejudice to the waiving party exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Indemnifying Party be required to pay fees and expenses under this
Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

                  Until the payment by the Company of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest to the Purchasers under this Agreement, the Company hereby covenants and agrees with HPA and EMP as follows:

                  8.1 Financial Statements and Other Information. The Company shall deliver to HPA and EMP, in form satisfactory to them:

                      (a) as soon as available, but not later than one hundred and twenty (120) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and its Subsidiaries for such fiscal year and by the opinion of Deloitte & Touche, LLP (or any successor thereto) or another nationally recognized independent certified public accounting firm which report shall state without qualification that such consolidated financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis; provided, however, that the delivery of a copy of the Company's Annual Report on Form 10-K shall satisfy the requirements of this Section 8.1(a);

                      (b) commencing with the fiscal period ending on June 30, 1997, as soon as available, but in any event not later than sixty (60) days after the end of each of the first three fiscal quarters of each year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end audit adjustments and the absence of footnotes required by GAAP; provided, however, that the delivery of a copy of the Company's Quarterly Report on Form 10-Q shall satisfy the requirements of this Section 8.1(b);

                      (c) at any time when it is not subject to Section 13 or 15(d) of the Exchange Act, upon request, to the Purchasers and prospective purchasers of the Series A Preferred Stock, information of the type that would satisfy the requirement of subsection (d)(4)(i) of Rule 144A (or any similar successor provision) under the Securities Act; and

                      (d) except as otherwise provided in Sections 8.1(a) and
(b), promptly after the same are filed, copies of all Commission Documents.

                  8.2 Notices. Within 5 days of obtaining knowledge of the Company of the events described below, the Company shall give written notice to HPA and EMP of the occurrence of any Event of Default or any event that, after notice or lapse of time or both, would become an Event of Default.

                  Each notice pursuant to this Section 8.2 shall be accompanied by an officer's certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

                  8.3 Inspection. The Company will permit, and will cause each of its Subsidiaries to permit, representatives of HPA and EMP to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company.

                  8.4 Use of Proceeds. The Company shall use the proceeds of the sale of Securities hereunder only for general corporate purposes.

                  8.5 Amendment to Certificate of Incorporation and Shareholders Agreement. At the next meeting of its shareholders, the Company shall propose an amendment to its Certificate of Incorporation to provide for a maximum number of 8 directors to its Board of Directors, as shall be determined by the Board of Directors from time to time, and shall procure the parties to the Shareholders Agreement to amend such agreement to effectuate such changes in the Certificate of Incorporation.

                                    ARTICLE 9

                               NEGATIVE COVENANTS

                  Until the payment by the Company of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest to the Purchasers under this Agreement, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the Company hereby covenants and agrees with the Purchasers as follows:

                  9.1 Consolidations and Mergers. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whenever acquired) or liquidate, and shall not allow any of its Subsidiaries to merge or consolidate with or into any other Person, except the Company may consolidate or merge with another Subsidiary of the Company.

                  9.2 No Inconsistent Agreements. None of the Company or any of its Subsidiaries shall enter into any Contractual Obligation or enter into any amendment or other modification to any currently existing Contractual Obligation of the Company or any of its Subsidiaries which by its terms restricts or prohibits the ability of the Company to pay the principal of or interest on the Note. Notwithstanding the foregoing, the Company and its Subsidiaries may amend the Senior Loan Agreement and the Parent Guarantee as in effect on the date hereof, but shall not, without the consent of HPA, amend or modify (or permit the amendment or modification of) any of the terms or provisions of the Senior Loan Agreement to (a) increase the principal amount thereof, (b) shorten the maturity (or weighted average life to maturity) thereof, (c) increase the interest rate applicable thereto, (d) upon the occurrence and during the continuance of an Event of Default, cause any covenants or undertakings (whether affirmative or negative) of the Company or its Subsidiaries in respect thereof to be more restrictive than such covenants or undertakings had been prior to such amendments or modifications, (e) facilitate the exercise or enforcement of any remedies of any obligee thereof in respect of any default or event of default thereunder.

                                   ARTICLE 10

                     OPTIONAL PREPAYMENT; PRO RATA TREATMENT

                  Subject to Section 3 of the Notes, the Company shall not be obligated to prepay outstanding principal (together with accrued interest) on the Notes. The Company may prepay outstanding principal (together with accrued interest) on the Notes only if the Notes are prepaid in accordance with the "Optional Prepayment" provisions set forth in Section 4 of the Notes. All payments of any kind made on the Notes will be made pro rata in relation to the principal amount of the outstanding Notes.


                                   ARTICLE 11

                                  MISCELLANEOUS

                  11.1 Survival of Representations and Warranties. The representations and warranties made herein shall survive the Closing Date and shall cease, as to representations and warranties of the Company, 15 days after the delivery to HPA and EMP of the Company's audited financial statements for the year ending December 31, 1997 and, as to the representations and warranties of HPA and EMP, on the first anniversary of the Closing Date.

                  11.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified mail, telecopier, courier service or personal delivery:

                      (a) if to the Purchasers:

                               HPA ASSOCIATES, LLC
                               c/o Asset Management Associates of New York, Inc. P.O. Box 2850
                               Southhampton, NY 11969
                               Telecopier No.: (516) 287-4473
                               Attention: Charles S. Holmes

                      And

                               EMP ASSOCIATES LLC
                               c/o Summit Capital Associates, Inc.
                               745 Fifth Avenue, Suite 900
                               New York, New York 10151
                               Telecopier No.: (212) 223-7363
                               Attention: J. Richard Messina

                      with a copy to:

                               Paul, Weiss, Rifkind, Wharton & Garrison
                               1285 Avenue of the Americas
                               New York, New York 10019-6064
                               Telecopier No.: (212) 757-3990
                               Attention: Edwin C. Laurenson

                      and with a copy to:

                               Rubin Baum Levin Constant & Friedman
                               30 Rockefeller Plaza
                               New York, New York 10112
                               Telecopier No.: (212) 698-7825
                               Attention: Richard M. Hoffman


                      (b) if to the Company:

                               EMPIRE OF CAROLINA, INC.

                               5150 Linton Blvd.
                               Delray Beach, FL 33484
                               Telecopier No.: (561) 498-0722
                               Attention: Steve Geller, Chairman and Chief
                                             Executive Officer
                               Lawrence Geller, General Counsel

                      with a copy to:

                               Sonnenschein Nath & Rosenthal
                               8000 Sears Tower
                               Chicago, IL 60606-6404
                               Telecopier No.: (312) 876-7934
                               Attention: Kenneth G. Kolmin

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after mailing; and when receipt is acknowledged, if telecopied.

                  11.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchasers may assign any of their rights under any of the Transaction Documents to any Person, and any holder of Notes, Warrants or Series A Preferred Stock may assign such securities to any Person subject to any restrictions required by state or federal securities laws. The Company may not assign any of its rights under this Agreement without the prior written consent of the Purchasers. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

                  11.4 Amendment and Waiver.

                      (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy except as otherwise provided in Article 2. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                      (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Purchasers in any case shall entitle the Company or the Purchasers to any other or further notice or demand in similar or other circumstances.

                  11.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  11.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  11.7 Determinations, Requests or Consents. Except as specified in particular sections of this Agreement, all determinations, requests, consents, waivers or amendments to be made by the Purchasers in their opinion or judgment or with their approval or otherwise pursuant to the Transaction Documents shall be made (i) with respect to the Notes, by the holders of a majority in aggregate principal amount of Notes outstanding or to be issued pursuant to this Agreement or otherwise, and (ii) with respect to the Warrants, by the holders of 75% of the Warrants outstanding or to be issued pursuant to this Agreement.

                  11.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

                  11.9 JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PRO CEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF

IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH IN SECTION 11.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

                  11.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  11.11 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

                  11.12 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  11.13 Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions con templated hereby, without prior approval by the other parties hereto, which will not be unreasonably withheld or delayed. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  11.14 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  11.15 Expenses. The parties shall each bear their own expenses in connection with the negotiation and implementation of this transaction, provided that (i) the Company shall reimburse the Note Purchasers for reasonable fees and expenses of council, first to HPA, then to EMP, of up to a maximum of $150,000 and (ii) the Company shall pay fees and commissions of placement agents in the sale of up to $8,500,000 of Preferred Stock in the Permanent Financing (including through the conversion of Notes) and the Additional Financing (including through the conversion of Notes), in each case to the extent that Series A Preferred Stock issued therein is not purchased by HPA or any affiliate thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                            EMPIRE OF CAROLINA, INC.


                                            By /s/ Steven Geller
                                               Name: Steven Geller
                                               Title: Chairman and Chief
                                                       Executive Officer

                                           HPA ASSOCIATES, LLC


                                            By /s/ Charles S. Holmes
                                               Name: Charles S. Holmes
                                               Title: Managing Director


                                            EMP ASSOCIATES LLC

                                            By:  EMP Management, LLC
                                                  as Managing Member


                                            By  /s/ J. Richard Messina
                                                 Name:  J. Richard Messina
                                                 Title: Manager

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